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                                                                      Exhibit 21

                           Ohio Casualty Corporation
                           Subsidiaries of Registrant
                            as of December 31, 2004

Name of Subsidiary                      State of Incorporation
The Ohio Casualty Insurance Company              Ohio

West American Insurance Company               Indiana

Ohio Casualty of New Jersey, Inc.                Ohio

Ohio Security Insurance Company                  Ohio

American Fire and Casualty Company               Ohio

Avomark Insurance Company                     Indiana

Ocasco Budget, Inc.                              Ohio

Avomark Insurance Agency, LLC                    Ohio

Ohio Life Brokerage Services, Inc.           Kentucky

OCI Printing, Inc.                               Ohio

Ocasco Securities Corporation                    Ohio